Exhibit 99.1

NEWS RELEASE 18-05-095
2901 Butterfield Road Oak Brook, Ill. 60523 www.inlandwestern.com

FOR IMMEDIATE RELEASE

Contact:	Cherilyn Megill, Inland Western Retail Real Estate Trust, Inc.
(630) 645-7247 or megill@inland-western.com
Matt Tramel, Inland Communications, Inc. (Media)
(630) 218-8000 Ext. 4896 or tramel@inlandgroup.com

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

WINS SEVEN MAXI AWARDS FROM

INTERNATIONAL COUNCIL OF SHOPPING CENTERS

Oak Brook, Ill.  March 9, 2010 —Inland Western Retail Real Estate Trust, Inc. (“Inland Western”) today announced that the company won seven silver MAXI awards at the 2010 Fusion Conference, The International Council of Shopping Centers’ (“ICSC”) premier conference for shopping center marketing and specialty leasing professionals, held recently in Chicago, IL.  Inland Western was recognized for excellence for its innovative marketing and community relations programs in three different categories, including the first-ever New Media category, at five different properties.

“We are extremely honored to receive this recognition by ICSC for outstanding programs among our peers,” commented Niall Byrne, president of property management for Inland Western.  “Driving traffic to increase sales of our retailers is a primary focus of our marketing strategy, which paid off in this challenging environment.”

“We are especially pleased to have won several awards in the New Media category created this year by ICSC,” added Cherilyn Megill, vice president marketing for Inland Western.  “We continue to see results from our innovative and cost-effective social media strategy.”

The MAXI awards recognized the following Inland Western programs:

•  NEW MEDIA — awarded to strategic programs that include websites, online branding campaigns, social media and/or mobile marketing to achieve brand and marketing communications goals for a shopping center or company.

“Holly Green: Save, Live, Give & Win Green” Inland Western Retail Real Estate Trust, Inc.

“tab — Teen Advisory Board”  Southlake Town Square, Southlake, TX

“Scene @ THESHOPS & Inside Scoop” The Shops at Legacy, Plano, TX

•  CAUSE RELATED MARKETING — awarded for a single or on-going event, program or project that involved the cooperative efforts of a shopping center or company and a charitable or community need, interest or cause.

“Cash for Our Customers-Cans for our Clunker!” Greensburg Commons, Greensburg, IN

“Chalkin’ It Up for Families” The Gateway, Salt Lake City, UT

“Art in the Square-A Decade of Giving” Southlake Town Square, Southlake, TX

• SALES PROMOTIONS AND EVENTS — awarded to programs or events intended to directly impact both retail sales and customer traffic.
“Holiday Light Spectacular at Southpark Meadows” Southpark Meadows, Austin, TX

For more information on these award-winning programs, please see the company website at www.inland-western.com, under leasing and property marketing.

http://www.inland-western.com/pdf/INLAND_WESTERN_MAXI_WINNERS.pdf

Inland Western Retail Real Estate Trust, Inc. is a self-managed real estate investment trust that acquires, manages and develops a diversified portfolio of real estate, primarily multi-tenant shopping centers across the United States.  As of December 31, 2009, the portfolio under management totaled in excess of 46 million square feet, consisting of 299 consolidated operating properties.  The company also has interests in 11 unconsolidated operating properties and 11 properties under development.  For further information, please see the company website at www.inlandwestern.com.

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards, “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby.  These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment.  Such risks and uncertainties could cause actual results to differ materially from those projected.  These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.